Execution Copy

EMPLOYMENT AGREEMENT
This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of this August 26, 2016 (the “Effective Date”), by and between Cowen Group, Inc., a Delaware corporation (the “Company”), and Peter A. Cohen (the “Executive”).
W I T N E S S E T H :
WHEREAS, Executive is currently employed by the Company as Chairman and Chief Executive Officer; and
WHEREAS, Executive is a party to an employment agreement with the Company and certain other parties, dated June 3, 2009 (the “Prior Agreement”); and
WHEREAS, the Company desires to continue to employ Executive and to enter into this Agreement embodying the terms of such employment, and Executive desires to enter into this Agreement and to accept such continued employment, subject to the terms and provisions of this Agreement.
NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Executive hereby agree as follows:
Section 1.Definitions.
(a)
“Accounting Firm” shall have the meaning set forth in Section 12(b)(i) hereof.
(b)
    “Accrued Obligations” shall mean (i) all accrued but unpaid Base Salary through the date of termination of Executive’s employment, (ii) any unpaid or unreimbursed expenses incurred in accordance with Section 7 hereof, and (iii) any benefits provided under the Company’s employee benefit plans upon a termination of employment, in accordance with the terms contained therein.
(c)
    “Agreement” shall have the meaning set forth in the preamble hereto.
(d)
    “Annual Bonus” shall have the meaning set forth in Section 4(b) hereof.
(e)
    “Base Salary” shall mean the salary provided for in Section 4(a) hereof or any increased salary granted to Executive pursuant to Section 4(a) hereof.
(f)
    “Board” shall mean the Board of Directors of the Company.
(g)
    “Cause” shall mean:

(i)
    Executive’s conviction of, or pleas of guilty or nolo contendere to: (x) a felony, or (y) any other criminal offense: (1) involving moral turpitude, (2) that could serve as the basis for statutory disqualification, or (3) that is related to the performance of Executive’s job duties and could result in material harm to the Company (or any of its affiliates), its reputation, or its employees;
(ii)
    any act of fraud, dishonesty, gross negligence, gross misconduct, or intentional breach of fiduciary duty in the performance of Executive’s duties and responsibilities;
(iii)
    Executive’s material violation of or failure to comply with the Company’s (or any of its affiliate’s) material internal policies, including its policies against discrimination or harassment, or the rules and regulations of any regulatory or self-regulatory organization with jurisdiction over the Company or any of its affiliates;
(iv)
    Executive’s material or continued failure to perform the material duties of his position, including, by way of example and not of limitation, Executive’s material or repeated failure or refusal to follow instructions reasonably given by the Board (unless such instruction would result in an illegal or unethical act); or
(v)
    Executive’s material breach of a material term of this Agreement or any other material written agreement between Executive and the Company (or any of its affiliates).
Any act, or failure to act, based upon express authority given pursuant to the written direction of Board with respect to such act or omission shall be presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company and its affiliates.
(h)
    “Cause Cure Notice” shall have the meaning ascribed to such term in Section 8(c)(i) hereof.
(i)
    “Cause Cure Notice Period” shall have the meaning ascribed to such term in Section 8(c)(i) hereof.
(j)
    “Change in Control” shall have the meaning ascribed to such term in the Equity and Incentive Plan.
(k)
    “COBRA Payment” shall have the meaning ascribed to such term in Section 8(b)(vi).

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(l)
    “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
(m)
    “Company” shall have the meaning set forth in the preamble hereto.
(n)
    “Company Group” shall mean the Company together with any direct or indirect subsidiaries of the Company.
(o)
    “Compensation Committee” shall mean the Compensation Committee of the Board.
(p)
    “Cure Notice” shall have the meaning set forth in hereof.
(q)
    “Cure Notice Period” shall have the meaning set forth in hereof.
(r)
    “Delay Period” shall have the meaning set forth in Section 12(a)(i) hereof.
(s)
    “Disability” shall mean any physical or mental disability or infirmity of Executive that prevents the performance of Executive’s duties, with or without reasonable accommodation, for a period of (i) one hundred fifty (150) consecutive days or (ii) one hundred eighty (180) non-consecutive days during any twelve (12) month period, which period may be extended upon review of the Company based on individual circumstances if required under applicable law. Any question as to the existence, extent, or potentiality of Executive’s Disability upon which Executive and the Company cannot agree shall be determined by a qualified, independent physician selected by the Company and approved by Executive (which approval shall not be unreasonably withheld). The determination of any such physician shall be final and conclusive for all purposes of this Agreement.
(t)
    “Effective Date” shall have the meaning set forth in the preamble hereto.
(u)
    "Equity Benefits" shall have the meaning set forth in Section 8(b)(iv).
(v)
    “Equity and Incentive Plan” shall mean the Company’s 2010 Equity and Incentive Plan, as the same may be amended and/or restated from time to time.
(w)
    “Excise Tax” shall have the meaning set forth in Section 12(b) hereof.

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(x)
    “Executive” shall have the meaning set forth in the preamble hereto.
(y)
    “Good Reason” shall mean, without Executive’s consent, (i) any requirement that Executive’s services during the Term be rendered primarily at a location or locations other than the Company’s offices in New York County, New York, other than temporarily for disaster planning business continuity purposes; (ii) a material diminution by the Company of Executive’s roles and responsibilities as the Chief Executive Officer of the Company; (iii) the failure to be nominated or elected as Chairman of the Board; (iv) any material breach of this Agreement by the Company; (v) any change in Executive’s reporting relationship such that he no longer reports directly to the Board; or (vi) the Company’s failure to nominate Executive for election to the Board at each meeting of the Company’s shareholders during the Term at which directors are being elected to the Board unless nomination of the Executive is not required for Executive to serve as a member of the Board following such meeting. Executive acknowledges and agrees that his exclusive remedy in the event of any material breach of this Agreement shall be to assert Good Reason pursuant to the terms and conditions of Section 8(e) hereof. Notwithstanding the foregoing, during the Term, in the event that the Board reasonably believes that Executive may have engaged in conduct that could constitute Cause hereunder, the Board may, in its sole and absolute discretion, suspend Executive from performing his duties hereunder, and in no event shall any such suspension constitute an event pursuant to which Executive may terminate employment with Good Reason or otherwise constitute a breach hereunder; provided, that no such suspension shall alter the Company’s obligations under this Agreement during such period of suspension.
(z)
    “Good Standing” shall mean that Executive remains actively employed and has not been determined by the Board, in good faith, after a formal investigation, to have engaged in conduct during Executive’s employment, that would constitute grounds for the termination of Executive’s employment with Cause.
(aa)
    “Non-Interference Agreement” shall mean the Confidentiality, Non-Interference, and Invention Assignment Agreement attached hereto as Exhibit A.
(bb)
     “Non-Interference Notice” shall have the meaning set forth in Section 8(d) hereof.
(cc)
    “Parachute Payments” shall have the meaning set forth in Section 12(b) hereof.
(dd)
    “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint‑stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.
(ee)
    “Prior Agreement” shall have the meaning set forth in the recitals hereto.

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(ff)
    “Pro Rata Bonus” shall have the meaning set forth in Section 8(b)(iii) hereof.
(gg)
    “Release of Claims” shall mean the Release of Claims in substantially the same form attached hereto as Exhibit B (as the same may be revised from time to time by the Company in order to assure its validity upon the reasonable advice of counsel).
(hh)
    “Repayment Obligation” shall have the meeting set forth in.
(ii)
     “Retirement Date” shall have the meaning set forth in Section 2(c) hereof.
(jj)
    “Section 409A” shall mean Section 409A of the Code.
(kk)
    “Severance Benefits” shall have the meaning set forth in Section 8(g) hereof.
(ll)
    “Term” shall have the meaning set forth in Section 2(b) hereof.
Section 2.
    Acceptance and Term.
(a)
    The Company agrees to employ Executive, and Executive agrees to serve the Company, on the terms and conditions set forth herein.
(b)
    The term (the “Term”) shall commence on the Effective Date, and unless terminated sooner as provided in Section 8 hereof, shall continue during the period ending on the close of business on December 31, 2020.
(c)
    Continued Vesting After Term. Provided the Executive has been continuously employed in Good Standing by the Company through the end of the Term, if the Executive’s employment terminates after the Term other than for Cause, and Executive executes and does not revoke a Release of Claims, all outstanding Company equity awards and unvested deferred compensation granted to Executive during the Term and still outstanding as of last day of the Term (or if later, the date of Executive’s termination of employment) shall continue to vest in accordance with their terms as if Executive had continued to be actively employed by the Company (provided that any payment or settlement provisions set forth in such grant, award, or similar agreement that are required pursuant to Section 409A shall remain effective) for so long as Executive does not engage, (x) at any time prior to the applicable vesting dates, in any Competitive Activities (as defined in the Non-Interference Agreement), or (y) during the first twelve (12) months following

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such termination only, in any Interfering Activities (as defined in the Non-Interference Agreement). This section shall survive after the Term.
(d)
    Senior Advisor Role. Provided Executive has remained employed in Good Standing during the Term, in the final ninety (90) days of the Term, the Company agrees to engage in good faith discussions with the Executive about the Executive transitioning to a senior advisor role that allows the Executive to maintain the relationships he has on behalf of the Company while continuing to be eligible to participate in certain investment opportunities, subject to the Company policy generally applicable to senior executives of the Company at the time and as permitted by law.
Section 3.
    Position, Duties, and Responsibilities; Place of Performance.
(a)
    Position, Duties, and Responsibilities. During the Term, Executive shall be employed and continue to serve as the Chairman and Chief Executive Officer of the Company and shall also continue to serve as a member of the Company’s Executive Management Committee and the Company’s Operating Committee. Executive shall have such duties and responsibilities commensurate with such titles. Executive also agrees to serve as an officer and/or director of any other member of the Company Group, in each case without additional compensation. Executive shall report directly to the Board.
(b)
    Performance. Executive shall devote his full business time, attention, skill, and reasonable best efforts to the performance of his duties under this Agreement and shall not engage in any other business or occupation during the Term including, without limitation, any activity that (x) conflicts with the interests of the Company or any other member of the Company Group, (y) interferes with the proper and efficient performance of Executive’s duties for the Company, or (z) interferes with Executive’s exercise of judgment in the Company’s best interests. Notwithstanding the foregoing, nothing herein shall preclude Executive from (i) serving, with the prior written consent of the Board (not to be unreasonably withheld), as a member of the boards of directors or advisory boards (or their equivalents in the case of a non-corporate entity) of non-competing businesses and charitable organizations (with the understanding that the Board shall consent to Executive’s continuing membership on all such boards or their equivalents which he holds as of the Effective Date as listed on Exhibit C attached hereto), (ii) engaging in charitable activities and community affairs, and (iii) managing his and his family’s personal investments and affairs; provided, however, that the activities set out in clauses (i), (ii), and (iii) shall be limited by Executive so as not to materially interfere, individually or in the aggregate, with the performance of his duties and responsibilities hereunder.
(c)
    Principal Place of Employment. Executive’s principal place of employment shall be in New York, New York, although Executive understands and agrees that he may be required to travel from time to time for business reasons.

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Section 4.
    Compensation.
During the Term, Executive shall be entitled to the following compensation:
(a)
    Base Salary. Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of not less than nine hundred fifty thousand dollars ($950,000), with increases, if any, as may be approved in writing by the Compensation Committee. Executive’s Base Salary shall be subject to annual review and may be increased, but not decreased, during the Term.
(b)
    Annual Bonus. For each full calendar year during which Executive is employed by the Company (commencing with the 2016 calendar year), he shall be entitled to earn an annual performance-based bonus (the “Annual Bonus”) pursuant to an annual incentive plan as determined by the Compensation Committee. The amount of the Annual Bonus payable shall be contingent upon the achievement of reasonable, pre-established, and objective performance goals established by the Compensation Committee in accordance with Treas. Reg. §1.162-27(e) for such taxable year and communicated to Executive. Executive’s Annual Bonus and the applicable performance goals shall be determined by the Compensation Committee consistently with and on the same basis as, and shall have terms and conditions no less favorable than those that apply to, other senior executives of the Company; provided, however, that the Compensation Committee shall retain all discretion consistent with this Agreement to set such applicable performance goals and any applicable minimum or maximum amount of the Annual Bonus. Executive’s Annual Bonuses may, at the discretion of the Compensation Committee, and consistent with other senior executives of the Company, include a certain percentage, up to a maximum of fifty percent (50%) of any Annual Bonus, of restricted securities, other stock or security-based awards or deferred cash or other deferred compensation; provided, that of the amounts deferred pursuant to this section, no more than fifty percent (50%) may be in the form of restricted securities or other stock or security based awards unless mutually agreed to in writing by Executive and the Compensation Committee. The portion of the Annual Bonus payable in undeferred cash shall be paid to Executive at the same time as annual bonuses are generally payable to other senior executives of the Company subject to Executive’s continuous employment through the payment date, but in no event later than March 15 of a calendar year for the Annual Bonus that relates to the immediately preceding calendar year.
(c)
    Long-Term Incentive Plan and Investment Partnerships. In the event that the Company or any other member of the Company Group establishes a long-term incentive plan or an investment partnership pursuant to which senior executives of the Company are eligible to participate in such long-term incentive plan or new investments made by the Company or any other member of the Company Group, Executive shall be eligible to participate in such long-term incentive plan and/or investment partnership on such terms and subject to such conditions as are generally applicable to other executives participating in such long-term incentive plan and/or investment partnership. Nothing herein shall be construed to require the Company or any other member of the Company Group to establish or maintain any such long-term incentive plan or

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investment partnership or for any such long-term incentive plan or investment partnership to contain any specific terms or conditions.
Section 5.
    Executive Benefits.
(a)
    During the Term, Executive shall be entitled to participate in health, insurance, retirement, and other benefits consistent with and no less generous than those provided to senior executives of the Company. Executive shall also be entitled to the same number of holidays, vacation days, and sick days, as well as any other benefits, in each case as are generally allowed to senior executives of the Company in accordance with the Company policy as in effect from time to time. Executive shall be entitled to continue the same arrangement with respect to a personal driver as is currently in place as of the date of this Employment Agreement. Nothing contained herein shall be construed to limit the Company’s ability to amend, suspend, or terminate any employee benefit plan or policy at any time without providing Executive notice, and the right to do so is expressly reserved.
(b)
    During the Term and for two (2) calendar years following the expiration of the Term, executive shall be entitled to continue to use Ayco (or a comparable provider) for financial counseling, with any fees paid by the Company and treated as a taxable benefit. The Executive acknowledges that he is solely responsible for any taxes on any associated income with respect to the services provided under this section. This Section survives the expiration of the Term.
Section 6.
    Key-Man Insurance.
The Company shall insure the life of Executive in an amount equal to seven million five hundred thousand dollars ($7.5 million) for the benefit of one or more beneficiaries as designated by the Executive. During the Term, all premiums payable thereon shall be the obligation of the Company, with such premiums considered taxable income to the Executive and the resulting taxable income taken into account as part of Executive’s total compensation. Executive agrees to cooperate with the Company in procuring such insurance by submitting to physical examinations, supplying all information required by the insurance company, and executing all necessary documents, provided that no financial obligation is imposed on Executive by any such documents, other than as set forth herein with respect to taxable income. After the Term, the Company agrees to maintain the life insurance policy, to the extent permitted by the law and the underlying policy, provided that the Executive timely pays all premiums directly to the insurer.
Section 7.
    Reimbursement of Business and Legal Expenses.
During the Term, the Company shall pay (or promptly reimburse Executive) for documented, out-of-pocket expenses reasonably incurred by Executive in the course of performing his duties and responsibilities hereunder, which are consistent with the Company’s policies in effect from time to time with respect to business expenses, subject to the Company’s

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requirements with respect to reporting of such expenses. Promptly following the submission of a reasonably detailed invoice (or invoices), Executive shall be reimbursed, on a non-taxable basis, for the reasonable legal expenses incurred by Executive in connection with preparation of this Agreement.
Section 8.
    Termination of Employment.
(a)
    General. The Term shall terminate earlier than as provided in Section 2(b) hereof upon the earliest to occur of (i) Executive’s death, (ii) a termination by reason of a Disability, (iii) a termination by the Company with or without Cause, and (iv) a termination by Executive with or without Good Reason. Upon any termination of Executive’s employment for any reason, except as may otherwise be requested by the Company in writing and agreed upon in writing by Executive, Executive shall resign from any and all directorships, committee memberships, and any other positions Executive holds with the Company or any other member of the Company Group. Notwithstanding anything herein to the contrary, the payment (or commencement of a series of payments) hereunder of any nonqualified deferred compensation (within the meaning of Section 409A) upon a termination of employment shall be delayed until such time as Executive has also undergone a “separation from service” as defined in Treas. Reg. 1.409A-1(h), at which time such nonqualified deferred compensation (calculated as of the date of Executive’s termination of employment hereunder) shall be paid (or commence to be paid) to Executive on the schedule set forth in this Section 8 as if Executive had undergone such termination of employment (under the same circumstances) on the date of his ultimate “separation from service.”
(b)
    Termination Due to Death or Disability. Executive’s employment shall terminate automatically upon his death. The Board may terminate Executive’s employment immediately upon the occurrence of a Disability, such termination to be effective upon Executive’s receipt of written notice of such termination. Upon Executive’s death or in the event that Executive’s employment is terminated due to his Disability, Executive or his estate or his beneficiaries, as the case may be, shall be entitled to:
(i)
    The Accrued Obligations, paid in accordance with the Company’s payroll practices and applicable law;
(ii)
    Any unpaid Annual Bonus in respect of any completed fiscal year that has ended prior to the date of such termination, which amount shall be paid at such time annual bonuses are paid to other senior executives of the Company, but in no event later than the date that is 2½ months following the last day of the fiscal year in which such termination occurred;
(iii)
    A pro rata Annual Bonus for the year of termination (the “Pro Rata Bonus”), determined by multiplying the average Annual Bonus paid to Executive for the two years immediately preceding such termination by a fraction, the numerator is the number of days elapsed from the

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commencement of such year through and including the date of such termination and the denominator is three hundred sixty five (365) (or three hundred sixty six (366) if such termination occurs during a leap year), with such amount to be paid on the sixty-day anniversary of such termination;
(iv)
    All outstanding Company equity awards and unvested deferred compensation shall become fully vested (and, as applicable, exercisable), and all restrictions thereon shall lapse, effective as of the date of termination (provided that any payment or settlement provisions set forth in such grant, award, or other similar agreement that are required pursuant to Section 409A shall remain effective), and shall be settled in according to the terms of the governing grant agreement (collectively, the “Equity Benefits”); and
(v)
    A lump sum cash payment equal to twenty four (24) times the “applicable percentage” of the monthly COBRA premium cost applicable to Executive if Executive (or his dependents) were to elect COBRA coverage in connection with such termination, with such amount to be paid on the sixty (60)day anniversary of such termination (such payment referred to herein as the “COBRA Payment”). For purposes hereof, the “applicable percentage” shall be the percentage of Employee’s health care premium costs covered by the Company as of the date of termination.
Following Executive’s death or a termination of Executive’s employment by reason of a Disability, except as set forth in this Section 8(b), Executive shall have no further rights to any compensation or any other benefits under this Agreement.
(c)
    Termination by the Company with Cause.
(i)
    The Company may terminate Executive’s employment with Cause, by a vote of the Board within ninety (90) days of the act or acts or failure or failures to act that purport to give rise to Cause. Prior to any such vote, Executive shall be given not less than thirty (30) days’ (the “Cause Notice Period”) written notice by the Board (the “Cause Cure Notice”) of the Company’s intention to terminate him with Cause, such Cause Notice to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination with Cause is based. The Executive shall be entitled to appear (with counsel) before the Board to present information regarding the Cause event no less than five (5) business days prior to the Board’s vote on the termination of Executive’s employment with Cause. Such termination shall be effective at the expiration of the Cause Notice Period, unless Executive has materially cured such act or acts or failure or failures to act that give rise to Cause during such Cause Notice Period to the extent that such act or acts or failure or failures to act giving rise to Cause are curable.
(ii)
    In the event that the Company terminates Executive’s employment with Cause, he shall be entitled only to the Accrued Obligations. Following such termination of Executive’s employment with Cause, except as set forth in this Section 8(c)(ii), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

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(d)
    Termination by the Company without Cause. The Company may terminate Executive’s employment at any time without Cause, effective upon Executive’s receipt of written notice of such termination. In the event that Executive’s employment is terminated by the Company without Cause (other than due to death or Disability), Executive shall be entitled to:
(i)
    The Accrued Obligations, paid in accordance with the Company’s payroll practices and applicable law;
(ii)
    Any unpaid Annual Bonus in respect of any completed fiscal year that has ended prior to the date of such termination, which amount shall be paid at such time annual bonuses are paid to other senior executives of the Company, but in no event later than the date that is 2½ months following the last day of the fiscal year in which such termination occurred;
(iii)
    The Pro Rata Bonus, which shall be paid on the sixty-day anniversary of such termination;
(iv)
    A lump sum cash payment in an amount equal to two and one half (2-1/2) times the sum of (x) Executive’s Base Salary (as in effect at the end of the calendar immediately preceding the calendar year of such termination), and (y) the average Annual Bonus paid to Executive for the two (2) years immediately preceding such termination; provided, that such lump sum cash payment will be not less than three million two hundred fifty thousand dollars ($3.25 million) and not more than five million dollars ($5.0 million), with such amount to be paid on the sixty (60) day anniversary of such termination;
(v)
    The Equity Benefits; and
(vi)
    the COBRA Payment, which shall be paid on the sixty-day anniversary of such termination.
Following such termination of Executive’s employment by the Company without Cause, except as set forth in this Section 8(d), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy upon a termination of employment by the Company without Cause shall be receipt of the Severance Benefits.
Notwithstanding the foregoing and as set forth in this paragraph, upon the Executive’s material breach of, and failure to cure if applicable, any provision of the Non-Interference Agreement, the payments and benefits described in clauses (ii), (iii), (iv), (v), (vi), and (vii) above shall immediately terminate, or to the extent they have already been received, become repayable by the Executive (the “Repayment Obligations”).  The Company will provide the Executive with written notice detailing the act(s) that constitute the grounds for the material breach of the Non-

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Interference Agreement (the “Non-Interference Notice”). The Executive shall provide written notice to the Company (the “Cure Notice”) within fifteen (15) days of receipt of the Non-Interference Notice (the “Cure Notice Period”) as to whether he believes the material breach is capable of being cured.  If the Executive does not challenge that the material breach has occurred or does not provide a Cure Notice to the Company within the Cure Notice Period, the payments and benefits described in clauses (ii), (iii), (iv), (v), (vi), and (vii) above shall immediately cease and the Repayment Obligations shall become repayable within thirty (30) days (a) after the expiration of the of the Cure Notice Period; or (b) if a Cure Notice is provided within the Cure Notice Period, upon the expiration of thirty (30) days after the end of the Cure Notice Period if the Executive has failed to cure the material breach.  If the Executive challenges that the material breach has occurred or the Company challenges that the material breach has been cured, the parties shall be entitled to seek a determination by a court consistent with the terms of Section 10(a) of the Non-Interference Agreement on the issues of whether the Executive has committed a material breach and, if so, whether such breach has been cured.  The parties agree that the prevailing party shall be entitled to an award of legal fees, costs and expenses reasonably incurred by the prevailing party in connection with the court proceeding and any subsequent appeals. If the court determines, in a final judgment, that the Executive committed a material breach and that such material breach has not been cured, the payments and benefits described in clauses (ii), (iii), (iv), (v), (vi), and (vii) above shall immediately cease and the Repayment Obligations shall become repayable within thirty (30) days of the court order in favor of the Company (to the extent such obligations are not stayed pending any appeals), and the court shall retain jurisdiction to finally resolve issues relating to the award of legal fees, costs and expenses reasonably incurred by the Company as the prevailing party. If the court determines, in a final judgment, that the Executive has not committed a material breach, or that he did commit a material breach which has been cured, the payments and benefits described in clauses (ii), (iii), (iv), (v), (vi), and (vii) above shall continue to the extent not previously paid, together with any arrearages due with interest to be determined by the court (to the extent such obligations are not stayed pending any appeals), and the court shall retain jurisdiction to finally resolve issues relating to the award of legal fees, costs and expenses reasonably incurred by the Executive as the prevailing party.
(e)
    Termination by Executive with Good Reason. Executive may terminate his employment with Good Reason by providing the Company thirty (30) days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason, which written notice, to be effective, must be provided to the Company within ninety (90) days of the occurrence of such event. During such thirty (30) day notice period, the Company shall have a cure right (if curable), and if not cured within such period, Executive’s termination will be effective upon the expiration of such cure period, and Executive shall be entitled to the same payments and benefits as provided in Section 8(d) hereof for a termination by the Company without Cause, subject to the same conditions on payment and benefits as described in Section 8(d) hereof. Following such termination of Executive’s employment by Executive with Good Reason, except as set forth in this Section 8(e), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy upon a termination of employment with Good Reason shall be receipt of the Severance Benefits.

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(f)
    Termination by Executive without Good Reason. If Executive intends to terminate his employment without Good Reason, Executive shall provide the Company with at least thirty (30) days written notice of such termination. Once Executive provides the Company with notice, he will receive only his Base Salary in accordance with the Company’s payroll practices, and will not be eligible to receive any bonus. In the event of a termination of employment by Executive under this Section 8(f) (and without regard to whether or not Executive provides written notice in accordance with the preceding sentence), Executive shall be entitled only to the Accrued Obligations following the termination date set forth in his notice of termination. In the event of termination of Executive’s employment under this Section 8(f), the Company may, in its sole and absolute discretion, by written notice accelerate such date of termination without changing the characterization of such termination as a termination by Executive without Good Reason. Following such termination of Executive’s employment by Executive without Good Reason pursuant to this Section 8(f), except as set forth in this Section 8(f), Executive shall have no further rights to any compensation or any other benefits under this Agreement.
(g)
    Release. Notwithstanding any provision herein to the contrary, the payment of any amount or provision of any benefit pursuant to subsection (b), (d), or (e) of this Section 8 (other than the Accrued Obligations) (collectively, the “Severance Benefits”) shall be conditioned upon Executive’s (or Executive’s executor, if applicable) execution, delivery to the Company, and non-revocation of the Release of Claims (and the expiration of any revocation period contained in such Release of Claims) within sixty (60) days following the date of Executive’s termination of employment hereunder. If Executive (or Executive’s executor, if applicable) fails to execute the Release of Claims in such a timely manner so as to permit any revocation period to expire prior to the end of such sixty (60) day period, or timely revokes his acceptance of such release following its execution, Executive (or Executive’s estate, if applicable) shall not be entitled to any of the Severance Benefits. Further, to the extent that (i) such termination of employment occurs within sixty (60) days of the end of any calendar year, and (ii) any of the Severance Benefits constitutes “nonqualified deferred compensation” for purposes of Section 409A, any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the sixtieth (60th) day following the date of Executive’s termination of employment hereunder, but for the condition on executing the Release of Claims as set forth herein, shall not be made prior to the first day of the second calendar year, after which any remaining Severance Benefits shall thereafter be provided to Executive according to the applicable schedule set forth herein. For the avoidance of doubt, in the event of Executive’s death or Disability, Executive’s obligations herein to execute and not revoke the Release of Claims may be satisfied on his behalf by his estate or a person having legal power of attorney over his affairs and the Company shall, promptly following notice of such death or Disability and the Company’s receipt of contact information for his estate or person have legal power of attorney over his affairs, deliver a copy of the release to such estate or person.
Section 9.
    Non-Interference Agreement.
As a condition of, and prior to commencement of, Executive’s employment with the Company under this Agreement, Executive shall have executed and delivered to the

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Company the Non-Interference Agreement. The parties hereto acknowledge and agree that this Agreement and the Non-Interference Agreement shall be considered separate contracts, and the Non-Interference Agreement will survive the termination of this Agreement for any reason.
Section 10.
    Taxes.
The Company may withhold from any payments made under this Agreement all applicable taxes, including but not limited to income, employment, and social insurance taxes, as shall be required by law. Executive acknowledges and represents that the Company has not provided any tax advice to him in connection with this Agreement and that he has been advised by the Company to seek tax advice from his own tax advisors regarding this Agreement and payments that may be made to him pursuant to this Agreement, including specifically, the application of the provisions of Section 409A to such payments.
Section 11.
    Set Off; Mitigation.
The Company’s obligation to pay Executive the amounts provided and to make the arrangements provided hereunder shall be subject to set-off, counterclaim, or recoupment of amounts owed by Executive to the Company or its affiliates to the extent permitted by applicable law; provided, however, that to the extent any amount so subject to set-off, counterclaim, or recoupment is payable in installments hereunder, such set-off, counterclaim, or recoupment shall not modify the applicable payment date of any installment, and to the extent an obligation cannot be satisfied by reduction of a single installment payment, any portion not satisfied shall remain an outstanding obligation of Executive and shall be applied to the next installment only at such time the installment is otherwise payable pursuant to the specified payment schedule. Executive shall not be required to mitigate the amount of any payment provided pursuant to this Agreement by seeking other employment or otherwise, and the amount of any payment provided for pursuant to this Agreement shall not be reduced by any compensation earned as a result of Executive’s other employment or otherwise.
Section 12.
    Additional Tax Provisions.
(a)
    Section 409A Provisions. Notwithstanding any provision in this Agreement to the contrary:
(i)
    Any payment otherwise required to be made hereunder to Executive at any date as a result of the termination of Executive’s employment shall be delayed for such period of time to the extent necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code (the “Delay Period”). On the first business day following the expiration of the Delay Period, Executive shall be paid, in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule set forth herein.

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(ii)
    Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A.
(iii)
    To the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes nonqualified deferred compensation (within the meaning of Section 409A), (i) any such expense reimbursement shall be made by the Company no later than the last day of the taxable year following the taxable year in which such expense was incurred by Executive, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year; provided, that the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect.
(iv)
    While the payments and benefits provided hereunder are intended to be structured in a manner to avoid the implication of any penalty taxes under Section 409A, in no event whatsoever shall the Company or any of its affiliates (including, without limitation, the Company) be liable for any additional tax, interest, or penalties that may be imposed on Executive as a result of Section 409A or any damages for failing to comply with Section 409A (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A).
(b)
    Modified Cutback. If any payment, benefit or distribution of any type to or for the benefit of Executive, whether paid or payable, provided or to be provided, or distributed or distributable pursuant to the terms of this Agreement or otherwise (collectively, the “Parachute Payments”) would subject Executive to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), the Parachute Payments shall be reduced so that the maximum amount of the Parachute Payments (after reduction) shall be one dollar ($1.00) less than the amount which would cause the Parachute Payments to be subject to the Excise Tax; provided that the Parachute Payments shall only be reduced to the extent the after-tax value of amounts received by Executive after application of the above reduction would exceed the after-tax value of the amounts received without application of such reduction. For this purpose, the after-tax value of an amount shall be determined taking into account all federal, state, and local income, employment and excise taxes applicable to such amount. Unless Executive shall have given prior written notice to the Company to effectuate a reduction in the Parachute Payments if such a reduction is required, any such notice consistent with the requirements of Section 409A to avoid the imputation of any tax, penalty or interest thereunder, the Company shall reduce or eliminate the Parachute Payments by first reducing or eliminating any cash severance benefits (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of stock options or similar awards, then by reducing or eliminating any accelerated vesting of restricted stock or similar awards, then by reducing or eliminating any other remaining Parachute Payments; provided, that no such reduction or elimination shall apply to any non-qualified

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deferred compensation amounts (within the meaning of Section 409A) to the extent such reduction or elimination would accelerate or defer the timing of such payment in manner that does not comply with Section 409A.
(i)
    An initial determination as to whether (i) any of the Parachute Payments received by Executive in connection with the occurrence of a change in the ownership or control of the Company or in the ownership of a substantial portion of the assets of the Company shall be subject to the Excise Tax, and (ii) the amount of any reduction, if any, that may be required pursuant to Section 12(b) above, shall be made by an independent accounting firm selected by the Company and reasonably acceptable to Executive (the “Accounting Firm”) prior to the consummation of such change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company. Executive shall be furnished with notice of all determinations made as to the Excise Tax payable with respect to Executive’s Parachute Payments, together with the related calculations of the Accounting Firm, promptly after such determinations and calculations have been received by the Company.
(ii)
    For purposes of this Section 12(b) –
(A)
    no portion of the Parachute Payments, the receipt or enjoyment of which the Participant shall have effectively waived in writing prior to the date of payment of the Parachute Payments, shall be taken into account;
(B)
    no portion of the Parachute Payments shall be taken into account which in the opinion of the Accounting Firm does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code;
(C)
    the Parachute Payments shall be reduced only to the extent necessary so that the Parachute Payments (other than those referred to in the immediately preceding clause (A) or (B)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code or are otherwise not subject to disallowance as deductions, in the opinion of the auditor or tax counsel referred to in such clause (B); and
(D)
    the value of any non-cash benefit or any deferred payment or benefit included in the Parachute Payments shall be determined by the Accounting Firm based on Sections 280G and 4999 of the Code, or on substantial authority within the meaning of Section 6662 of the Code.
Section 13.
    Successors and Assigns; No Third-Party Beneficiaries.
(a)
    The Company. This Agreement shall inure to the benefit of the Company and its respective successors and assigns. Neither this Agreement nor any of the rights, obligations, or interests

16-

arising hereunder may be assigned by the Company to a Person (other than another member of the Company Group, or its or their respective successors) without Executive’s prior written consent (which shall not be unreasonably withheld, delayed, or conditioned); provided, however, that in the event of a sale of all or substantially all of the assets of the Company or any direct or indirect division or subsidiary thereof to which Executive’s employment primarily relates, the Company may provide that this Agreement will be assigned to, and assumed by, the acquiror of such assets, it being agreed that in such circumstances, Executive’s consent will not be required in connection therewith.
(b)
    Executive. Executive’s rights and obligations under this Agreement shall not be transferable by Executive by assignment or otherwise, without the prior written consent of the Company; provided, however, that if Executive shall die, all amounts then payable to Executive hereunder shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee, or if there be no such designee, to Executive’s estate.
(c)
    No Third-Party Beneficiaries. Except as otherwise set forth in Section 8(b) or Section 13(b) hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Company, the other members of the Company Group, and Executive any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.
Section 14.
    Non-Disparagement.
(a)
    Executive agrees that during the Term and at all times thereafter, Executive will not make any disparaging or defamatory comments regarding any member of the Company Group or its respective current or former directors, managers, officers, or employees in any respect or make any comments concerning any aspect of my relationship with any member of the Company Group or any conduct or events which precipitated any termination of Executive’s employment from any member of the Company Group. However, Executive’s obligations under this Section 15(a) shall not apply to disclosures required by applicable law, regulation, or order of a court or governmental agency.
(b)
    The Company agrees that during the Term and at all times thereafter, the Company will instruct its directors, officers, and key employees not to make any disparaging or defamatory remarks against Executive regarding any aspect of his relationship with any member of the Company Group or any conduct or events which precipitated any termination of his employment from any member of the Company Group. However, the Company’s obligations under this Section 15(b) shall not apply to disclosures required by applicable law, regulation, or order of a court or governmental agency.

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Section 15.
    Waiver and Amendments.
Any waiver, alteration, amendment, or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by each of the parties hereto; provided, however, that any such waiver, alteration, amendment, or modification must be consented to on the Company’s behalf by the Board. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
Section 16.
    Severability.
If any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof.
Section 17.
    Governing Law and Jurisdiction.
EXCEPT WHERE PREEMPTED BY FEDERAL LAW, THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS AGREEMENT IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS RULES. ANY DISPUTE OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR CLAIM OF BREACH HEREOF SHALL BE BROUGHT EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, TO THE EXTENT FEDERAL JURISDICTION EXISTS, AND IN ANY COURT SITTING IN THE SOUTHERN DISTRICT OF NEW YORK, BUT ONLY IN THE EVENT FEDERAL JURISDICTION DOES NOT EXIST, AND ANY APPLICABLE APPELLATE COURTS. BY EXECUTION OF THIS AGREEMENT, THE PARTIES HERETO, AND THEIR RESPECTIVE AFFILIATES, CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, AND WAIVE ANY RIGHT TO CHALLENGE JURISDICTION OR VENUE IN SUCH COURT WITH REGARD TO ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT ALSO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.
Section 18.
    Notices.
(a)Place of Delivery. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom or

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which it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address be so designated, all notices and communications by Executive to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices and communications by the Company to Executive may be given to Executive personally or may be mailed to Executive at Executive’s last known address, as reflected in the Company’s records.
(b)Date of Delivery. Any notice so addressed shall be deemed to be given or received (i) if delivered by hand, on the date of such delivery, (ii) if mailed by courier or by overnight mail, on the first business day following the date of such mailing, and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.
Section 19.
    Section Headings.
The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or affect the meaning or interpretation of this Agreement or of any term or provision hereof.
Section 20.
    Entire Agreement.
This Agreement, together with any exhibits attached hereto, constitutes the entire understanding and agreement of the parties hereto regarding the employment of Executive. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings, and agreements between the parties relating to the subject matter of this Agreement, including, without limitation, the Prior Agreement.
Section 21.
    Survival of Operative Sections.
Upon any termination of Executive’s employment, the provisions of Section 8 through Section 22 of this Agreement (together with any related definitions set forth in Section 1 hereof) shall survive to the extent necessary to give effect to the provisions thereof.
Section 22.
    Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.
COWEN GROUP, INC.
By: __/s/ Jeffrey M. Solomon______
Name: Jeffrey M. Solomon
Title: President
By: ___/s/ John Holmes___________
Name: John Holmes
Title: Chief Operating Officer
EXECUTIVE
__/s/ Peter A. Cohen_______________
Peter A. Cohen

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EXHIBIT A

CONFIDENTIALITY, NON-INTERFERENCE, AND INVENTION ASSIGNMENT AGREEMENT
As a condition of my becoming employed by, or continuing employment with, Cowen Group, Inc., a Delaware corporation (the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:
Section 1.
    Confidential Information.
(a)
    Company Group Information. I acknowledge that, during the course of my employment, I will have access to information about the Company and its direct and indirect subsidiaries and affiliates (collectively, the “Company Group”) and that my employment with the Company shall bring me into close contact with confidential and proprietary information of the Company Group. In recognition of the foregoing, I agree, at all times during the term of my employment with the Company and for the ten (10) year period following my termination of my employment for any reason, to hold in confidence, and not to use, except for the benefit of the Company Group, or to disclose to any person, firm, corporation, or other entity without written authorization of the Company, any Confidential Information that I obtain or create. I further agree not to make copies of such Confidential Information except in the course of my duties for the Company or as authorized by the Company. I understand that “Confidential Information” means information that the Company Group has developed, acquired, created, compiled, discovered, or owned or will develop, acquire, create, compile, discover, or own, that has value in or to the business of the Company Group that is not generally known and that the Company wishes to maintain as confidential. I understand that Confidential Information includes, but is not limited to, any and all non-public information that relates to the actual or anticipated business and/or products, research, or development of the Company, or to the Company’s technical data, trade secrets, or know-how including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets, customer lists, and customers (including, but not limited to, customers of the Company on whom I called or with whom I may become acquainted during the term of my employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally, or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing, Confidential Information shall not include (i) any of the foregoing items that have become publicly and generally known through no unauthorized disclosure by me or others who were under confidentiality obligations as to the item or items involved or (ii) any of the foregoing information items that I receive from third-parties not under confidentiality obligations as to the item or items involved, (iii) any of the foregoing items that I independently develop without use of Confidential Information of the Company, (iv) any information that I am required to disclose to, or by, any governmental or judicial authority or (v) any disclosure made (i) in confidence to a federal, state, or local government official, in a sealed court document, or to an attorney for the purpose of reporting or investigating a suspected violation of law or pursuing a retaliation claim based on reporting a suspected violation of law; provided, however, that with respect to (i)-(iv), I will give the Company prompt written notice thereof so that the Company Group may seek an appropriate protective order and/or waive in writing compliance with the confidentiality provisions of this Confidentiality, Non-Interference, and Invention Assignment Agreement (the “Non-Interference Agreement”). For the avoidance of doubt, nothing herein shall prevent me from implementing any investment strategy for my or my family's personal investments (including estate planning vehicles, such as trusts and family partnerships), whether such investments are made alone or together with other Persons.
(b)
    Former Employer Information. I represent that my performance of all of the terms of this Non-Interference Agreement as an employee of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by me in confidence or trust prior or subsequent to the commencement of my employment with the Company, and I will not disclose to any member of the Company Group, or induce any member of the Company Group to use, any developments, or confidential or proprietary information or material I may have obtained in connection with employment with any prior employer in violation of a confidentiality agreement, nondisclosure agreement, or similar agreement with such prior employer.
Section 2.
    Developments.
(a)
    Developments Retained and Licensed. I have attached hereto, as Schedule A, a list describing with particularity all developments, original works of authorship, developments, improvements, and trade secrets that I can demonstrate were created or owned by me prior to the commencement of my employment (collectively referred to as “Prior Developments”), which belong solely to me or belong to me jointly with another, that relate in any way to any of the actual or proposed businesses, products, or research and development of any member of the Company Group, and that are not assigned to the Company hereunder, or if no such list is attached, I represent that there are no such Prior Developments. If, during any period during which I perform or performed services for the Company Group both before or after the date hereof (the “Assignment Period”), whether as an officer, employee, manager, director, independent contractor, consultant, or agent, or in any other capacity, I incorporate (or have incorporated) into a Company Group product or process a Prior Development owned by me or in which I have an interest, I hereby grant the Company Group, and the Company Group shall have, a non-exclusive, royalty-free, irrevocable, perpetual, transferable worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell, and otherwise distribute such Prior Development as part of or in connection with such product or process.
(b)
    Assignment of Developments. I agree that I will, without additional compensation, promptly make full written disclosure to the Company, and will hold in trust for the sole right and benefit of the Company all developments, original works of authorship, inventions, concepts, know-how, improvements, trade secrets, and similar proprietary rights, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or have solely or jointly conceived or developed or reduced to practice, or have caused or may cause to be conceived or developed or reduced to practice, during the Assignment Period, whether or not during regular working hours, provided they either (i) relate at the time of conception, development or reduction to practice to the business of any member of the Company Group, or the actual or anticipated research or development of any member of the Company Group; (ii) result from or relate to any work performed for any member of the Company Group; or (iii) are developed through the use of equipment, supplies, or facilities of any member of the Company Group, or any Confidential Information, or in consultation with personnel of any member of the Company Group (collectively referred to as “Developments”). I further acknowledge that all Developments made by me (solely or jointly with others) within the scope of and during the Assignment Period are “works made for hire” (to the greatest extent permitted by applicable law) for which I am, in part, compensated by my salary, unless regulated otherwise by law, but that, in the event any such Development is deemed not to be a work made for hire, I hereby assign to the Company, or its designee, all my right, title, and interest throughout the world in and to any such Development.
(c)
    Maintenance of Records. I agree to keep and maintain adequate and current written records of all Developments made by me (solely or jointly with others) during the Assignment Period. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, and any other format. The records will be available to and remain the sole property of the Company Group at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by Company Group policy, which may, from time to time, be revised at the sole election of the Company Group for the purpose of furthering the business of the Company Group.
(d)
    Intellectual Property Rights. I agree to assist the Company, or its designee, at the Company’s expense, in every way to secure the rights of the Company Group in the Developments and any copyrights, patents, trademarks, service marks, database rights, domain names, mask work rights, and other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments that the Company shall deem necessary in order to apply for, obtain, maintain, and transfer such rights and in order to assign and convey to the Company Group the sole and exclusive right, title, and interest in and to such Developments, and any intellectual property and other proprietary rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of the Assignment Period until the expiration of the last such intellectual property right to expire in any country of the world; provided, however, the Company shall reimburse me for my reasonable expenses incurred in connection with carrying out the foregoing obligation. If the Company is unable because of my mental or physical incapacity or unavailability for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Developments or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact to act for and in my behalf and stead to execute and file any such applications or records and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance, and transfer of letters patent or registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company any and all claims, of any nature whatsoever, that I now or hereafter have for past, present, or future infringement of any and all proprietary rights assigned to the Company.
Section 3.
    Returning Company Group Documents.
I agree that, at the time of termination of my employment with the Company for any reason, I will deliver to the Company (and will not keep in my possession, recreate, or deliver to anyone else) any and all Confidential Information and all other documents, materials, information, and property developed by me pursuant to my employment or otherwise belonging to the Company. In the event I find any such documents, materials, information or property in my possession after my termination of employment, I will promptly make arrangements to return same after finding it. I agree further that any property situated on the Company’s premises and owned by the Company (or any other member of the Company Group), including disks and other storage media, filing cabinets, and other work areas, is subject to inspection by personnel of any member of the Company Group at any time with or without notice. Notwithstanding the foregoing and for the avoidance of doubt, I am entitled to maintain, and the Company acknowledges my right in respect of, my rolodex, address book and other written or electronic records of my contact, as well as my mobile phone and mobile phone number and all other personal materials and information.
Section 4.
    Disclosure of Agreement.
As long as it remains in effect, I will disclose the existence of this Non-Interference Agreement to any prospective employer, partner, co-venturer, investor, or lender prior to entering into an employment, partnership, or other business relationship with such person or entity.

Section 5.
    Restrictions on Interfering.
(a)
    Non-Competition. During the period of my employment with the Company under the Employment Agreement dated as of the date hereof (the “Employment Period”) and the Post-Termination Non-Compete Period, I shall not, directly or indirectly, individually or on behalf of any person, company, enterprise, or entity, or as a sole proprietor, partner, stockholder, director, officer, principal, agent, or executive, or in any other capacity or relationship, engage in any Competitive Activities, anywhere in the United States or elsewhere in the world or in any other jurisdiction in which the Company Group conducts business. For the avoidance of doubt, nothing herein shall be construed to prohibit me from (i) owning less than two percent (2%) of any publicly held corporation, or (ii) accepting employment with any entity whose business is diversified but which engages in Competitive Activities, so long as I do not, directly or indirectly, render services or assistance to any division, business unit or subsidiary of such entity that is in any way engaged in Competitive Activities.
(b)
    Non-Interference. During the Employment Period and the Post-Termination Non-Interference Period, I shall not, directly or indirectly for my own account or for the account of any other individual or entity, engage in Interfering Activities. For the avoidance of doubt, nothing herein shall be construed to prohibit me from encouraging, soliciting, or inducing any “immediate family member” (as defined in Item 404 of Regulation S-K) to terminate his or her employment with or services to the Company Group or from hiring such immediate family member.
(c)
    Definitions. For purposes of this Non-Interference Agreement:
(i)
    “Approved Activities” shall mean (A) implementing any investment strategy or real estate investment for myself, my family and friends (including estate planning vehicles, such as trusts and family partnerships), whether such investments are made alone or together with other Persons other than Business Relations, as long as such investments are not Interfering Activities and do not otherwise impact any division of the Company Group; and (B) retail wealth management for non-Business Relations.
(ii)
    “Business Relation” shall mean any current or prospective client, customer, licensee, or other business relation of the Company Group, or any such relation that was a client, customer, licensee, supplier, or other business relation within the six (6) month period prior to the expiration of the Employment Period, in each case, to whom I provided services, or with whom I transacted business, or whose identity became known to me in connection with my relationship with or employment by the Company.

(iii)
    “Competitive Activities” shall mean any business activities, other than Approved Activities, in which Cowen and Company, LLC, Ramius LLC, or any member or division of the Company Group that is managed by me, engages (or has committed plans to engage) during the Employment Period, or, for purposes of any period following my termination of employment for any reason, as of the date of such termination; provided, however, that if Cowen and Company, LLC, Ramius, LLC, or such member or division of the Company Group, as applicable, ceases to engage in any business activity for a period of at least six (6) consecutive months following the Employment Period, the term “Competitive Activity” shall no longer include such business activity.
(iv)
    “Interfering Activities” shall mean (A) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Person employed by, or providing consulting services to, any member of the Company Group to terminate such Person’s employment with or services to (or in the case of a consultant, materially reducing such services) the Company Group; (B) hiring any individual, other than my administrative assistant Cathie Melchionna, who was employed by the Company Group within the six (6) month period prior to the date of such hiring; or (C) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Business Relation to cease doing business with or reduce the amount of business conducted with the Company Group, or in any way interfering with the relationship between any such Business Relation and the Company Group. Notwithstanding the foregoing, clauses (A) and (B) above shall not be violated solely as a result of a general solicitation via newspaper, on-line professional networking site or job board, or similar means, that in each case, is not designed or calculated to be directed toward any specific Person or Persons employed by, providing consulting services to or who was employed by the Company Group within the prior twelve month period.
(v)
    “Person” shall mean any individual, corporation, partnership (general or limited), limited liability company, joint venture, association, joint‑stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.
(vi)
    “Post-Termination Non-Compete Period” shall mean the period commencing on the date of the termination of the Employment Period for any reason and ending one (1) year after such date of termination.
(vii)
    “Post-Termination Non-Interference Period” shall mean the period commencing on the date of the termination of the Employment Period for any reason and ending one (1) year after such date of termination.
Section 6.
    Reasonableness of Restrictions.

I acknowledge and recognize the highly competitive nature of the Company’s business, that access to Confidential Information renders me special and unique within the Company’s industry, and that I will have the opportunity to develop substantial relationships with existing and prospective clients, accounts, customers, consultants, contractors, investors, and strategic partners of the Company Group during the course of and as a result of my employment with the Company. In light of the foregoing, I recognize and acknowledge that the restrictions and limitations set forth in this Non-Interference Agreement are reasonable and valid in geographical and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company Group. I acknowledge further that the restrictions and limitations set forth in this Non-Interference Agreement will not materially interfere with my ability to earn a living following the termination of my employment with the Company and that my ability to earn a livelihood without violating such restrictions is a material condition to my employment with the Company.
Section 7.
    Independence; Severability; Blue Pencil.
Each of the rights enumerated in this Non-Interference Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company Group at law or in equity. If any of the provisions of this Non-Interference Agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Non-Interference Agreement, which shall be given full effect without regard to the invalid portions. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, I agree that the court making such determination shall have the power to reduce the duration, scope, and/or area of such provision to the maximum and/or broadest duration, scope, and/or area permissible by law, and in its reduced form said provision shall then be enforceable.
Section 8.
    Injunctive Relief.
I expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in this Non-Interference Agreement may result in substantial, continuing, and irreparable injury to the members of the Company Group. Therefore, I hereby agree that, in addition to any other remedy that may be available to the Company, any member of the Company Group shall be entitled to seek injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Non-Interference Agreement without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach. Notwithstanding any other provision to the contrary, I acknowledge and agree that the Post-Termination Non-Compete Period, or Post-Termination Non-Interference Period, as applicable, shall be tolled during any period of violation of any of the covenants in Section 5 hereof and during any other period required for litigation during which the Company or any other member of the Company Group seeks to enforce such covenants against me if it is ultimately determined that I was in breach of such covenants.
Section 9.
    Cooperation.
I agree that, following any termination of my employment, I will continue to provide reasonable cooperation (after taking into account my other personal and professional commitments) to the Company and/or any other member of the Company Group and its or their respective counsel in connection with any investigation, administrative proceeding, or litigation relating to any matter that occurred during my employment in which I was involved or of which I have knowledge. As a condition of such cooperation, the Company shall reimburse me for reasonable out-of-pocket expenses incurred at the request of the Company with respect to my compliance with this paragraph. I also agree that, in the event that I am subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony or provide documents (in a deposition, court proceeding, or otherwise) that in any way relates to my employment by the Company and/or any other member of the Company Group, I will give prompt notice of such request to the Company and will make no disclosure until the Company and/or the other member of the Company Group has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure.
Section 10.
    General Provisions.
(a)
    Governing Law and Jurisdiction. EXCEPT WHERE PREEMPTED BY FEDERAL LAW, THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS NON-INTERFERENCE AGREEMENT IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS RULES. ANY DISPUTE OR CLAIM ARISING OUT OF OR RELATING TO THIS NON-INTERFERENCE AGREEMENT OR CLAIM OF BREACH HEREOF SHALL BE BROUGHT EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, TO THE EXTENT FEDERAL JURISDICTION EXISTS, AND IN ANY COURT SITTING IN THE SOUTHERN DISTRICT OF NEW YORK BUT ONLY IN THE EVENT FEDERAL JURISDICTION DOES NOT EXIST, AND ANY APPLICABLE APPELLATE COURTS. BY EXECUTION OF THIS NON-INTERFERENCE AGREEMENT, THE PARTIES HERETO, AND THEIR RESPECTIVE AFFILIATES, CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, AND WAIVE ANY RIGHT TO CHALLENGE JURISDICTION OR VENUE IN SUCH COURT WITH REGARD TO ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS NON-INTERFERENCE AGREEMENT. EACH PARTY TO THIS NON-INTERFERENCE AGREEMENT ALSO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS NON-INTERFERENCE AGREEMENT.

(b)
    Entire Agreement. This Non-Interference Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Non-Interference Agreement, nor any waiver of any rights under this Non-Interference Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, obligations, rights, or compensation will not affect the validity or scope of this Non-Interference Agreement.
(c)
    No Right of Continued Employment. I acknowledge and agree that nothing contained in this Non-Interference Agreement shall be construed as granting me any right to continued employment by the Company.
(d)
    Successors and Assigns. This Non-Interference Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. I expressly acknowledge and agree that this Non-Interference Agreement may be assigned by the Company without my consent to any other member of the Company Group as well as any purchaser of all or substantially all of the assets or stock of the Company, whether by purchase, merger, or other similar corporate transaction, provided that the license granted pursuant to Section 2(a) may be assigned to any third party by the Company without my consent.
(e)
    Survival. The provisions of this Non-Interference Agreement shall survive the termination of my employment with the Company and/or the assignment of this Non-Interference Agreement by the Company to any successor in interest or other assignee.
*    *    *

I, Peter A. Cohen, have executed this Confidentiality, Non-Interference, and Invention Assignment Agreement on the respective date set forth below:

Date: _August 26, 2016____	/s/ Peter A. Cohen (Signature)
Peter A. Cohen
(Type/Print Name)

Signature Page to Confidentiality, Non-Interference, and Invention Assignment Agreement

Schedule A

SCHEDULE A
LIST OF PRIOR DEVELOPMENTS
AND ORIGINAL WORKS OF AUTHORSHIP
EXCLUDED FROM SECTION 2

Title	Date	Identifying Number or Brief Description

___X__    No Developments or improvements
_____    Additional Sheets Attached
Signature of Employee: __/s/ Peter A. Cohen_______
Print Name of Employee:_Peter A. Cohen_________
Date:_August 26, 2016___

EXHIBIT B

RELEASE OF CLAIMS
As used in this Release of Claims (this “Release”), the term “claims” will include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, accounts, attorneys’ fees, judgments, losses, and liabilities, of whatsoever kind or nature, in law, in equity, or otherwise.
For and in consideration of the Severance Benefits (as defined in my Employment Agreement, dated August 26, 2016, with Cowen Group, Inc. (my “Employment Agreement”)), and other good and valuable consideration, I, Peter A. Cohen, for and on behalf of myself and my heirs, administrators, executors, and assigns, effective as of the date on which this release becomes effective pursuant to its terms, do fully and forever release, remise, and discharge the Company, and each of its direct and indirect subsidiaries and affiliates, together with their respective officers, directors, partners, shareholders, employees, and agents (collectively, the “Group”), from any and all claims whatsoever up to the date hereof that I had, may have had, or now have against the Group, whether known or unknown, for or by reason of any matter, cause, or thing whatsoever, including any claim arising out of or attributable to my employment or the termination of my employment with the Company, whether for tort, breach of express or implied employment contract, intentional infliction of emotional distress, wrongful termination, unjust dismissal, defamation, libel, or slander, or under any federal, state, or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability, or sexual orientation. This release of claims includes, but is not limited to, all such claims arising under the Age Discrimination in Employment Act, as amended by the Older Workers’ Benefit Protection Act (“ADEA”), Title VII of the Civil Rights Act, the Americans with Disabilities Act, as amended by the Americans with Disabilities Act Amendments Act, the Civil Rights Act of 1991, the Family Medical Leave Act, and the Equal Pay Act, each as may be amended from time to time, and all other federal, state, and local laws, the common law, and any other purported restriction on an employer’s right to terminate the employment of employees. The release contained herein is intended to be a general release of any and all claims up to the date hereof to the fullest extent permissible by law.
By executing this Release, I specifically release all claims relating to my employment and its termination under ADEA, a United States federal statute that, among other things, prohibits discrimination on the basis of age in employment and employee benefit plans.
Notwithstanding any provision of this Release to the contrary, by executing this Release, I am not releasing (i) any claims relating to my rights under Section 2 and Section 8 of my Employment Agreement, including the Accrued Obligations (as defined in my Employment Agreement), (ii) any claims that cannot be waived by law or any claims based on occurrences after the date hereof, including whistleblower claims under the Corporate and Criminal Fraud Accountability Act of 2002 (Sarbanes-Oxley), the Securities and Exchange Commission Whistleblower Program, and the Commodities Futures Trading Commission Whistleblower Program, (iii) my right of indemnification as provided by, and in accordance with the terms of, the Company’s by-laws or a Company insurance policy providing such coverage, as any of such may be amended from time to time; or (iv) under COBRA.

I expressly acknowledge and agree that I –
▪Am able to read the language, and understand the meaning and effect, of this Release;
▪
    Have no physical or mental impairment of any kind that has interfered with my ability to read and understand the meaning of this Release or its terms, and that I am not acting under the influence of any medication, drug, or chemical of any type in entering into this Release;
▪
    Am specifically agreeing to the terms of the release contained in this Release because the Company has agreed to pay me the Severance Benefits in consideration for my agreement to accept it in full settlement of all possible claims I might have or ever have had, and because of my execution of this Release;
▪
    Acknowledge that, but for my execution of this Release, I would not be entitled to the Severance Benefits;
▪
    Understand that, by entering into this Release, I do not waive rights or claims that may arise after the date I execute this Release;
▪
    Had or could have had [twenty-one (21)][forty-five (45)] days from the date of my termination of employment (the “Release Expiration Date”) in which to review and consider this Release, and that if I execute this Release prior to the Release Expiration Date, I have voluntarily and knowingly waived the remainder of the review period;
▪
    Have not relied upon any representation or statement not set forth in this Release or my Employment Agreement made by the Company or any of its representatives;
▪
    Was advised to consult with my attorney regarding the terms and effect of this Release; and
▪
    Have signed this Release knowingly and voluntarily.
I represent and warrant that I have not previously filed, and to the maximum extent permitted by law agree that I will not file, a complaint, charge, or lawsuit against any member of the Group regarding any of the claims released herein. If, notwithstanding this representation and warranty, I have filed or file such a complaint, charge, or lawsuit, I agree that

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I shall cause such complaint, charge, or lawsuit to be dismissed with prejudice and shall pay any and all costs required in obtaining dismissal of such complaint, charge, or lawsuit, including without limitation the attorneys’ fees of any member of the Group against whom I have filed such a complaint, charge, or lawsuit. This paragraph shall not apply, however, to a claim of age discrimination under ADEA or to any non-waivable right to file a charge with the United States Equal Employment Opportunity Commission (the “EEOC”); provided, however, that if the EEOC were to pursue any claims relating to my employment with Company, I agree that I shall not be entitled to recover any monetary damages or any other remedies or benefits as a result and that this Release and Section 2 and Section 8 of my Employment Agreement will control as the exclusive remedy and full settlement of all such claims by me.
I hereby agree to waive any and all claims to re-employment with the Company or any other member of the Company Group and affirmatively agree not to seek further employment with the Company or any other member of the Company Group.
Notwithstanding anything contained herein to the contrary, this Release will not become effective or enforceable prior to the expiration of the period of seven (7) calendar days following the date of its execution by me (the “Revocation Period”), during which time I may revoke my acceptance of this Release by notifying the Company and the Board of Directors of the Company, in writing, delivered to the Company at its principal executive office, marked for the attention of its Chief Executive Officer. To be effective, such revocation must be received by the Company no later than 11:59 p.m. on the seventh (7th) calendar day following the execution of this Release. Provided that the Release is executed and I do not revoke it during the Revocation Period, the eighth (8th) day following the date on which this Release is executed shall be its effective date. I acknowledge and agree that if I revoke this Release during the Revocation Period, this Release will be null and void and of no effect, and neither the Company nor any other member of the Company Group will have any obligations to pay me the Severance Benefits.
The provisions of this Release shall be binding upon my heirs, executors, administrators, legal personal representatives, and assigns. If any provision of this Release shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force or effect. The illegality or unenforceability of such provision, however, shall have no effect upon and shall not impair the enforceability of any other provision of this Release.
EXCEPT WHERE PREEMPTED BY FEDERAL LAW, THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS RELEASE IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS RULES. ANY DISPUTE OR CLAIM ARISING OUT OF OR RELATING TO THIS RELEASE OR CLAIM OF BREACH HEREOF SHALL BE BROUGHT EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, TO THE EXTENT FEDERAL JURISDICTION EXISTS, AND IN ANY COURT SITTING IN THE SOUTHERN DISTRICT

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OF NEW YORK, BUT ONLY IN THE EVENT FEDERAL JURISDICTION DOES NOT EXIST, AND ANY APPLICABLE APPELLATE COURTS. BY EXECUTION OF THIS RELEASE, THE PARTIES HERETO, AND THEIR RESPECTIVE AFFILIATES, CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, AND WAIVE ANY RIGHT TO CHALLENGE JURISDICTION OR VENUE IN SUCH COURT WITH REGARD TO ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS RELEASE. EACH PARTY TO THIS RELEASE ALSO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS RELEASE.
Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in my Employment Agreement.
____________________________
Peter A. Cohen
Date:

EXHIBIT C
AS OF THE EFFECTIVE DATE, THE EXECUTIVE SERVES AS A MEMBER OF THE BOARD OF DIRECTORS OF THE FOLLOWING NON-COMPETING BUSINESSES AND CHARITABLE ORGANIZATIONS

Non-Competing Businesses
The LeFrak Trust Company      Limited number of families     Board Member (private company)
Linkem S.p.A.             Telecommunications     Board Member (private company)
Safe Auto Insurance     Auto Insurance         Board Member (private company)
Scientific Games Corporation Internet Gaming         Board Member (public company)
Tempus Applied Solutions      Aviation Solutions     Board Member (public company)
Holdings, Inc.

Charitable Organizations
Children’s Hearing Institute     Charitable Organization     Board Member
Mount Sinai Hospital         Healthcare Member of the Board of Trustees

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